UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2019

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).Emerging Growth Company  ¨

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ¨

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of Dunkin’ Brands Group, Inc. (the “Company”) or any subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement.
General
On April 30, 2019 (the “Closing Date”), DB Master Finance LLC, a limited-purpose, bankruptcy remote, wholly-owned indirect subsidiary of the Company (the “Master Issuer”), completed its previously announced refinancing transaction, pursuant to which it issued $600 million in aggregate principal amount of Series 2019-1 3.787% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”), $400 million in aggregate principal amount of Series 2019-1 4.021% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes”), and $700 million in aggregate principal amount of Series 2019-1 4.352% Fixed Rate Senior Secured Notes, Class A-2-III (the “Class A-2-III Notes” and together with the Class A-2-I Notes and the Class A-2-II Notes, the “Class A-2 Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended. In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into a revolving financing facility for the issuance of up to $150 million in Series 2019-1 Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes”), which was undrawn on the Closing Date, and certain other credit instruments, including letters of credit. The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Notes.” The Notes were issued in a securitization transaction pursuant to which most of the Company’s domestic and certain of its foreign revenue-generating assets, consisting principally of franchise-related agreements, real estate assets, and intellectual property and license agreements for the use of intellectual property, are held by the Master Issuer and certain other limited-purpose, bankruptcy remote, wholly-owned direct and indirect subsidiaries of the Master Issuer that act as Guarantors of the Notes and that have pledged substantially all of their assets to secure the Notes.
The Notes were issued under a Base Indenture dated January 26, 2015 (the “Base Indenture”), the form of which is attached to the Form 8-K filed January 26, 2015 as Exhibit 4.1, and the related supplemental indenture dated April 30, 2019 (the “Series 2019-1 Supplement” and collectively with the Base Indenture, the “Indenture”), a copy of which is attached to this Form 8-K as Exhibit 4.1, each between the Master Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Base Indenture will allow the Master Issuer to issue additional series of notes in the future subject to certain conditions.
On April 30, 2019, the Master Issuer and Citibank, N.A., entered into a Second Supplement to the Base Indenture (the “Second Supplement to Base Indenture”), a copy of which is attached to this Form 8-K as Exhibit 4.2, for the purpose of amending certain provisions of the Base Indenture, including but not limited to the following: (i) to amend the conditions for the issuance of an additional series of notes by increasing the allowable Senior ABS Leverage Ratio from 6.5x to 7.0x, (ii) to amend certain definitions to reflect the removal of the word “Donuts” from the “Dunkin’ Donuts” name in connection with the Company’s brand refresh in 2018; and (iii) to provide Dunkin’ Brands, Inc., a wholly-owned subsidiary of the Company, that acts as the manager of the securitization (as described below), the ability to change the list of officers comprising its Leadership Team (as defined in the Base Indenture), subject to certain conditions. The amendments described above will take effect only once the Master Issuer’s existing Series 2017-1 Fixed Rate Senior Secured Notes (the “Series 2017-1 Notes”) have been paid in full.
Class A-2 Notes
While the Class A-2 Notes are outstanding, payments of principal and interest are required to be made on the Class A-2 Notes on a quarterly basis. The quarterly payments of principal on the Class A-2 Notes may be suspended in the event that the leverage ratio for the Company and its subsidiaries, including the securitization entities, is, in each case, less than or equal to 5.00x.
The legal final maturity date of the Class A-2 Notes is in May of 2049, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Class A-2-I Notes will be repaid in February of 2024, the Class A-2-II Notes will be repaid in May of 2026 and the Class A-2-III Notes will be repaid in May of 2029. If the Master Issuer has not repaid or refinanced the Class A-2 Notes prior to their respective anticipated repayment dates, additional interest will accrue on the Class A-2 Notes equal to the greater of (A) 5.00% per annum and (B) a per annum interest rate equal to the excess, if any, by which the sum of (i) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date of the United States treasury security having a term closest to 10 years plus (ii) 5.00%, plus (iii)(1) with respect to the Class A-2-I Notes, 1.350%, (2) with respect to the Class A-2-II Notes, 1.55% and (3) with respect to the Class A-2-III Notes, 1.80%, exceeds the original interest rate. The Class A-2 Notes rank pari passu with the Variable Funding Notes and with the Series 2017-1 Notes.
The Notes are secured by the collateral described below under “Guarantees and Collateral.”
Variable Funding Notes
In connection with the issuance of the Class A-2 Notes, the Master Issuer also entered into a revolving financing facility consisting of Variable Funding Notes, which allows for the issuance of up to $150 million of Variable Funding Notes and certain other credit instruments, including letters of credit. The Variable Funding Notes were issued under the Indenture and allow for drawings on a revolving basis. Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement dated April 30, 2019 (the “Variable Funding Note Purchase Agreement”), a copy of which is attached to this Form 8-K as Exhibit 10.1, among the Master Issuer, the Guarantors (as defined below), Dunkin’ Brands, Inc., certain conduit investors, financial institutions and funding agents, and Coöperatieve Rabobank, U.A., New York Branch, as provider of letters of credit, as swingline lender and as administrative agent. The Variable Funding Notes will be governed, in part, by the Variable Funding Note Purchase Agreement and by certain generally applicable terms contained in the Indenture. Interest on the Variable Funding Notes will generally be payable at per annum rates equal to a LIBOR rate plus 150 basis points or the lenders’ commercial paper funding rate plus 150 basis points. While the Variable Funding Notes were undrawn on the Closing Date, the Master Issuer expects to have approximately $33.1 million in undrawn letters of credit issued under the Variable Funding Notes on or shortly after the Closing Date. There is a commitment fee on the unused portion of the Variable Funding Notes facility, which ranges from 50 to 100 basis points, based on usage. The commitment fee is 75 basis points as of the Closing Date. It is anticipated that the principal and interest on the Variable Funding Notes will be repaid in full on or prior to August 2024, subject to two additional one-year extensions at the option of Dunkin’ Brands, Inc. Following the anticipated repayment date (and any extensions thereof), additional interest will accrue on the Variable Funding Notes equal to 5.00% per annum. The Variable Funding Notes and other credit instruments issued under the Variable Funding Note Purchase Agreement are secured by the collateral described below under “Guarantees and Collateral.” In connection with the issuance of the Variable Funding Notes and its entry into the Variable Funding Note Purchase Agreement, the Master Issuer terminated the commitments with respect to its existing Series 2017-1 Variable Funding Senior Notes, Class A-1.
Guarantees and Collateral
Pursuant to the Guarantee and Collateral Agreement dated January 26, 2015 (the “Guarantee and Collateral Agreement”), the form of which is attached to the Form 8-K filed on January 26, 2015 as Exhibit 10.2, among DB Master Finance Parent LLC, DB Franchising Holding Company LLC, DB Mexican Franchising LLC, DD IP Holder LLC, BR IP Holder, BR UK Franchising LLC, Dunkin’ Donuts Franchising LLC, Baskin-Robbins Franchising LLC, DB Real Estate Assets I LLC and DB Real Estate Assets II LLC, each as a guarantor of the Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee, the Guarantors guarantee the obligations of the Master Issuer under the Indenture and related documents and have secured the guarantee by granting a security interest in substantially all of their assets.
The Notes are secured by a security interest in substantially all of the assets of the Master Issuer and the Guarantors (collectively, the “Securitization Entities”). The assets of the Securitized Entities (the “Securitized Assets”) include most of the domestic and certain of the foreign revenue-generating assets of the Company and its subsidiaries, which principally consist of franchise-related agreements, real estate assets and intellectual property and license agreements for the use of intellectual property. The pledge and collateral arrangements for the Master Issuer are included in the Base Indenture.
The Notes are obligations only of the Master Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Master Issuer under the Indenture or the Notes.

Management of the Securitized Assets
None of the Securitization Entities has employees. Each of the Securitization Entities entered into a Management Agreement dated January 26, 2015 (as amended, the “Management Agreement”), the form of which is attached to the Form 8-K filed on January 26, 2015 as Exhibit 10.3, as amended by the Amendment to the Management Agreement dated October 23, 2017, the form of which is attached to the Form 8-K filed on October 24, 2017 as Exhibit 10.2, among the Securitization Entities, Dunkin’ Brands, Inc., as manager, DB AdFund Administrator LLC and Dunkin’ Brands (UK) Limited, as Sub-Managers, and Citibank, N.A. as trustee.
Dunkin’ Brands, Inc. acts as the manager with respect to the Securitized Assets. The primary responsibilities of the manager are to perform certain franchising, distribution, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The manager is entitled to the payment of a weekly management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and is subject to the liabilities set forth in the Management Agreement. On April 30, 2019, the parties to the Management Agreement entered into an amendment (the “Management Agreement Amendment”), a copy of which is attached to this Form 8-K as Exhibit 10.2, pursuant to which the parties agreed, among other changes, to increase the “Non-Securitization Debt Cap” to $125,000,000. Such change to the Non-Securitization Debt Cap will not take effect until the Series 2017-1 Notes have been paid in full.
The manager manages and administers the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.
Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) the failure of the manager to perform its obligations under the Management Agreement, (b) the breach by the manager of any representation or warranty under the Management Agreement or (c) the manager’s negligence, bad faith or willful misconduct.

Covenants and Restrictions
The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Master Issuer maintains specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain a stated debt service coverage ratio, the sum of Dunkin’ U.S. retail sales for all stores being below certain levels on certain measurement dates, certain manager termination events (including in certain cases a change of control of Dunkin’ Brands, Inc.), an event of default and the failure to repay or refinance the Notes on the applicable anticipated repayment date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.
Use of Proceeds
The net proceeds of the offering will be used to repay approximately $1.68 billion of indebtedness under the Master Issuer’s Series 2015-1 3.980% Fixed Rate Senior Secured Notes, Class A-2-II, after which such notes will be repaid in full, and to pay fees and expenses related to the issuance of the Notes.

Item 1.02	Termination of a Material Definitive Agreement.
The descriptions in Item 1.01 are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The descriptions in Item 1.01 are incorporated herein by reference.

Item 8.01	Other Events
In connection with the completion of the securitization transaction, the Company issued a press release on May 1, 2019, which is attached to this Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1
Series 2019-1 Supplement to Base Indenture dated April 30, 2019 between DB Master Finance LLC, as Master Issuer of the Series 2019-1 fixed rate senior secured notes, Class A-2, and Series 2019-1 variable funding senior notes, Class A-1, and Citibank, N.A., as Trustee and Series 2019-1 Securities Intermediary.

4.2	Second Supplement to the Base Indenture dated April 30, 2019 between DB Master Finance LLC, as Master Issuer, and Citibank, N.A., as Trustee.
10.1
Class A-1 Note Purchase Agreement dated April 30, 2019 among DB Master Finance LLC, as Master Issuer, DB Master Finance Parent LLC, DB Franchising Holding Company LLC, DB Mexican Franchising LLC, DD IP Holder LLC, BR IP Holder, BR UK Franchising LLC, Dunkin’ Donuts Franchising LLC, Baskin-Robbins Franchising LLC, DB Real Estate Assets I LLC, DB Real Estate Assets II LLC, each as Guarantor, Dunkin’ Brands, Inc., as manager, certain conduit investors, financial institutions and funding agents, and Coöperatieve Rabobank, U.A., New York Branch, as provider of letters of credit, as swingline lender and as administrative agent.

10.2
Management Agreement Amendment dated April 30, 2019 among DB Master Finance, DB Master Finance Parent LLC, certain subsidiaries of DB Master Finance LLC party thereto, Dunkin’ Brands, Inc., as manager, and Citibank, N.A., as Trustee.

99.1	Press Release dated May 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Katherine Jaspon
Katherine Jaspon
Chief Financial Officer
Date: May 1, 2019